Exhibit 99.1

OSI Systems Reports Fiscal 2021 Fourth Quarter and Full Year Financial Results

  Record Q4 Revenues of $332 Million (20% year-over-year increase)
  Q4 Earnings Per Diluted Share
    Record GAAP EPS of $1.40
    Record Non-GAAP EPS of $1.54 (26% year-over-year increase)
  Company Provides Fiscal 2022 Revenue and Non-GAAP EPS Guidance

HAWTHORNE, Calif.--(BUSINESS WIRE)--August 18, 2021--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the fourth quarter and fiscal year ended June 30, 2021.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, said “We are pleased with our performance for fiscal 2021 and for the fourth quarter, as we finished with record fourth quarter revenues and earnings per share driven by outstanding performance in each of our Security and Optoelectronics and Manufacturing divisions. We enter fiscal 2022 with significant backlog and a robust pipeline of opportunities to enable us to continue the positive momentum.”

The Company reported revenues of $332.2 million for the fourth quarter of fiscal 2021, an increase of 20% from the $277.0 million reported for the fourth quarter of fiscal 2020. Net income for the fourth quarter of fiscal 2021 was $25.9 million, or $1.40 per diluted share, compared to net income of $14.0 million, or $0.76 per diluted share, for the fourth quarter of fiscal 2020. Non-GAAP net income for the fourth quarter of fiscal 2021 was $28.5 million, or $1.54 per diluted share, compared to non-GAAP net income for the fourth quarter of fiscal 2020 of $22.5 million, or $1.22 per diluted share.

For the fiscal year ended June 30, 2021, revenues decreased by 2% to $1.147 billion compared to $1.166 billion in the prior fiscal year. Net income for fiscal 2021 was $74.0 million, or $4.03 per diluted share, compared to net income of $75.3 million, or $4.05 per diluted share, in the prior fiscal year. Non-GAAP net income for the fiscal year ended June 30, 2021 was $97.9 million, or $5.32 per diluted share, compared to non-GAAP net income of $85.6 million, or $4.60 per diluted share, for the 2020 fiscal year.

During the three months ended June 30, 2021, the Company's book-to-bill ratio was approximately 1.0. As of June 30, 2021, the Company's backlog was $1.076 billion compared to $861 million as of June 30, 2020. During the quarter ended June 30, 2021, operating cash flow was $8.0 million, and net capital expenditures were $4.6 million. For the fiscal year ended June 30, 2021, operating cash flow was $139.1 million, and net capital expenditures were $15.8 million.

Mr. Chopra stated, “We are pleased with the fourth quarter performance of the Security division, which reported a 23% year-over-year increase in revenues coupled with significant adjusted operating margin expansion. This was driven by strength across multiple geographic channels and across the bulk of the product portfolio. We believe the Security division is poised for further success as we enter fiscal 2022 with a strong backlog and a streamlined cost structure.”

Mr. Chopra further commented, “Our Optoelectronics and Manufacturing division performed exceptionally well and ended the fiscal year with record fourth quarter sales, bookings, and backlog. Fourth quarter revenues increased 37% year-over-year with continued solid profits. We believe the business is well positioned for continued growth as we enter fiscal 2022.”

Mr. Chopra continued, “Our Healthcare division made significant improvements in fiscal 2021 with 15% sales growth and noteworthy operating margin expansion. As expected, fourth quarter revenues were comparatively down year-over-year due to a surge in international demand in Q4 of fiscal 2020 for our patient monitoring products at the inception of the pandemic.”

Fiscal Year 2022 Outlook

For fiscal year 2022, the Company anticipates revenues in the range of $1.190 billion to $1.225 billion and non-GAAP earnings per diluted share in the range of $5.72 to $6.00. Actual revenues and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors, including uncertainties as to the duration and scope of the COVID-19 pandemic.

The Company’s fiscal 2022 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three months and fiscal years ended June 30, 2020 and 2021 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions and non-cash interest expense primarily related to convertible debt, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining non-GAAP financial measures of the Company. Management believes that these non-GAAP financial measures provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its results for the fourth quarter and fiscal year ended June 30, 2021. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm, and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until September 1, 2021. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number ‘4243009’ when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, operational performance and impact of the COVID-19 pandemic in fiscal 2022 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact on the Company’s business related to or resulting from the COVID-19 pandemic such as material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's investigations and compliance reviews; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. Many of the referenced risks could be amplified by the magnitude and duration of the COVID-19 pandemic. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2020	2021	2020	2021
Net revenues:
Products	$203,688	$264,571	$850,478	$872,809
Services	73,279	67,627	315,566	274,093
Total net revenues	276,967	332,198	1,166,044	1,146,902
Cost of goods sold:
Products	139,222	177,243	575,342	586,935
Services	36,197	36,888	170,063	140,049
Total cost of goods sold	175,419	214,131	745,405	726,984
Gross profit	101,548	118,067	420,639	419,918
Operating expenses:
Selling, general and administrative	60,306	68,123	251,961	240,747
Research and development	12,823	13,898	57,308	53,696
Impairment, restructuring and other charges, net	4,963	2,192	6,483	10,104
Total operating expenses	78,092	84,213	315,752	304,547
Income from operations	23,456	33,854	104,887	115,371
Interest and other expense, net	(4,479)	(4,142)	(18,765)	(16,731)
Income before income taxes	18,977	29,712	86,122	98,640
Provision for income taxes	(5,012)	(3,818)	(10,870)	(24,591)
Net income	$13,965	$25,894	$75,252	$74,049

Diluted earnings per share	$0.76	$1.40	$4.05	$4.03
Weighted average shares outstanding – diluted	18,328	18,471	18,600	18,388
UNAUDITED SEGMENT INFORMATION (in thousands)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2020	2021	2020	2021
Revenues – by Segment:
Security division	$163,566	$201,920	$742,043	$633,340
Healthcare division	57,460	51,894	185,322	212,315
Optoelectronics and Manufacturing division (including intersegment revenues)	67,144	92,174	283,828	349,887
Intersegment revenues eliminations	(11,203)	(13,790)	(45,149)	(48,640)
Total	$276,967	$332,198	$1,166,044	$1,146,902

Operating income (loss) – by Segment:
Security division	$16,658	$32,864	$90,063	$85,515
Healthcare division	9,973	5,923	15,766	31,563
Optoelectronics and Manufacturing division	5,470	8,827	30,566	38,465
Corporate	(8,052)	(13,874)	(31,630)	(39,769)
Intersegment eliminations	(593)	114	122	(403)
Total	$23,456	$33,854	$104,887	$115,371

OSI SYSTEMS, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)
	June 30, 2020	June 30, 2021
Assets

Cash and cash equivalents	$76,102	$80,613
Accounts receivable, net	269,840	290,653
Inventories	241,226	294,208
Other current assets	30,541	43,930
Total current assets	617,709	709,404
Property and equipment, net	127,936	118,004
Goodwill	310,627	320,304
Intangible assets, net	128,279	127,608
Other non-current assets	83,990	109,047
Total Assets	$1,268,541	$1,384,367

Liabilities and Stockholders' Equity

Bank lines of credit	$59,000	$--
Current portion of long-term debt	926	846
Accounts payable and accrued expenses	154,487	210,077
Other current liabilities	115,688	133,844
Total current liabilities	330,101	344,767
Long-term debt	267,072	276,421
Other long-term liabilities	99,216	123,359
Total liabilities	696,389	744,547
Total stockholders’ equity	572,152	639,820
Total Liabilities and Stockholders’ Equity	$1,268,541	$1,384,367

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND EARNINGS PER SHARE (in thousands, except earnings per share data)

	Three Months Ended June 30,				Fiscal Year Ended June 30,
	2020		2021		2020		2021
	Net income	EPS	Net income	EPS	Net income	EPS	Net income	EPS
GAAP basis	$13,965	$0.76	$25,894	$1.40	$75,252	$4.05	$74,049	$4.03
Impairment, restructuring and other charges	4,963	0.27	2,192	0.12	6,483	0.35	10,104	0.55
Amortization of acquired intangible assets	5,550	0.30	4,525	0.25	16,351	0.88	15,644	0.85
Non-cash interest expense	2,157	0.12	2,249	0.12	8,751	0.47	8,968	0.48
Tax effect of above adjustments	(3,582)	(0.20)	(2,346)	(0.13)	(8,623)	(0.47)	(9,240)	(0.50)
Discrete tax items	(603)	(0.03)	(3,983)	(0.22)	(12,640)	(0.68)	(1,664)	(0.09)
Non-GAAP basis	$22,450	$1.22	$28,531	$1.54	$85,574	$4.60	$97,861	$5.32
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)
Three Months Ended June 30, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$16,658	10.2%	$9,973	17.4%	$5,470	8.1%	$(8,645)	$23,456	8.5%
Impairment, restructuring and other charges, net	4,618	2.8%	-	-	340	0.5%	5	4,963	1.8%
Amortization of acquired intangible assets	4,142	2.5%	-	-	1,408	2.2%	-	5,550	2.0%
Non-GAAP basis– operating income (loss)	$25,418	15.5%	$9,973	17.4%	$7,218	10.8%	$(8,640)	$33,969	12.3%

Three Months Ended June 30, 2021
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$32,864	16.3%	$5,923	11.4%	$8,827	9.6%	$(13,760)	$33,854	10.2%
Impairment, restructuring and other charges, net	374	0.2%	-	-	169	0.2%	1,649	2,192	0.7%
Amortization of acquired intangible assets	3,151	1.5%	201	0.4%	1,173	1.2%	-	4,525	1.3%
Non-GAAP basis– operating income (loss)	$36,389	18.0%	$6,124	11.8%	$10,169	11.0%	$(12,111)	$40,571	12.2%

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT (in thousands, except percentages)
Fiscal Year Ended June 30, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$90,063	12.1%	$15,766	8.5%	$30,566	10.8%	$(31,508)	$104,887	9.0%
Impairment, restructuring and other charges, net	5,489	0.7%	3,724	2.0%	658	0.2%	(3,388)	6,483	0.6%
Amortization of acquired intangible assets	12,533	1.8%	-	-	3,819	1.3%	-	16,352	1.4%
Non-GAAP basis– operating income (loss)	$108,085	14.6%	$19,490	10.5%	$35,043	12.3%	$(34,896)	$127,722	11.0%

Fiscal Year Ended June 30, 2021
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$85,515	13.5%	$31,563	14.9%	$38,465	11.0%	$(40,172)	$115,371	10.1%
Impairment, restructuring and other charges, net	9,297	1.5%	27	0.0%	315	0.1%	465	10,104	0.9%
Amortization of acquired intangible assets	11,360	1.8%	806	0.4%	3,478	1.0%	-	15,644	1.3%
Non-GAAP basis– operating income (loss)	$106,172	16.8%	$32,396	15.3%	$42,258	12.1%	$(39,707)	$141,119	12.3%

Contacts

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com